SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 10, 2011

WHITE SMILE GLOBAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-162461	42-1766696
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
927 Lincoln Rd., Suite 200 Miami, Florida 33139-2618 (Address of principal executive offices) (888-976-4531) (Registrant’s Telephone Number)

Shawcore Development Corp.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

    ☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    ☐    Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    ☐    Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On November 10, 2011, White Smile Global, Inc. (“the Company”), entered into a Distribution Agreement (the “Agreement”) with Institut de Saint Paul (Institut) (“distributor”).  Under the terms of the Agreement, Distributor shall serve as the Company’s exclusive distributor for the White SmileTM products in the country of France.  The Agreement expires one year from the effective date, with the option to extend for an additional one year period at the end of any agreement period, and is terminable sooner by either party following breach of the Agreement or written notice, as described in the Agreement.  Products subject to the Agreement include White Smile “OTC” retail products, Solar Smile “refill” pen, and all marketing and sales material.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Attached hereto as exhibit 10.1 is the Distribution Agreement with Institut de Saint Paul.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated November -11, 2011	White Smile Global, Inc.

By:/s/ Omar John Ahmadzai
Omar John Ahmadzai,
President